Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Magellan Petroleum Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William H. Hastings, President and Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

November 12, 2010	By:	/s/ William H. Hastings
William H. Hastings
President and Chief Executive Officer